Exhibit 10.1

SEVENTH AMENDMENT AND LIMITED CONENT TO TERM LOAN AGREEMENT

This SEVENTH AMENDMENT AND LIMITED CONSENT TO TERM LOAN AGREEMENT (this “Amendment”), is entered into as of February 3, 2017, by and among Lighting Science Group Corporation, a Delaware corporation (the “Borrower”), the Lenders (as defined below) signatory hereto, and Medley Capital Corporation, a Delaware corporation (“Medley”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders from time to time party thereto (“Lenders”) and the Agent are parties to that certain Term Loan Agreement dated as of February 19, 2014 (as amended through the date hereof and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, pursuant to the terms of the Fourth Amendment and Limited Consent to Term Loan Agreement, Agent and the Lenders have consented to the issuance by Borrower of the issuance of 2,500 units of Series J Securities consisting of Series J Convertible Preferred Stock and a warrant to purchase 2,650 shares of Common Stock (collectively, the “Series J Securities”), at any time from and including the Fourth Amendment Effective Date to and including March 30, 2017 (the “Original Specified Issuance”);

WHEREAS, pursuant to the terms of the Fifth Amendment and Limited Consent to Term Loan Agreement, Agent and the Lenders consented to the issuance by Borrower of 2,500 additional units of its Series J Securities in excess of the Original Specified Issuance (such issuance, the “Fifth Amendment Specified Issuance”);

WHEREAS, pursuant to the terms of the Sixth Amendment and Limited Consent to Term Loan Agreement, Agent and the Lenders consented to the issuance by Borrower of 3,000 additional units of its Series J Securities in excess of the Original Specified Issuance and the Fifth Amendment Specified Issuances (such issuance, together with the Original Specified Issuance and the Fifth Amendment Specified Issuance, the “Previous Specified Issuances”);

WHEREAS, the Borrower has informed the Agent and the Lenders that it intends to issue 7,000 additional units of its Series J Securities in excess of the Previous Specified Issuances, such that the aggregate amount of net cash proceeds resulting from the issuance of such additional units of Series J Securities equals approximately $7,000,000, all of which to be issued in connection with this Amendment on the date hereof;

WHEREAS, the excess net cash proceeds from the issuance of the forgoing Series J Securities of up to $7,000,000 (the “Specified Equity Issuance”) is prohibited by Section 6.12 of the Loan Agreement because such Equity Interests constitute Disqualified Equity Interests under the Loan Agreement;

WHEREAS, the Borrower has requested that (x) it be permitted to make the Specified Equity Issuance, to retain the net cash proceeds thereof (the “Specified Net Cash Proceeds”) for working capital and for other general corporate purposes that are not prohibited by the Loan Agreement, (y) the full amount of the Specified Net Cash Proceeds be added to EBITDA for the purpose of determining compliance with Section 7.6 (Minimum Fixed Charge Coverage Ratio) for the twelve month period ending on each of March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 (the “Specified Covenant Periods”) and (z) the Specified Net Cash Proceeds be added to EBITDA for the Specified Covenant Periods;

WHEREAS, Borrower, Agent and Lenders desire to amend the Loan Agreement, on the terms and subject to the conditions set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

2.     Limited Consent.

Upon satisfaction of the conditions to effectiveness set forth in Section 5 below and notwithstanding Section 6.12 of the Loan Agreement, Agent and the Lenders hereby consent (i) to the Borrower making the Specified Equity Issuance on the Seventh Amendment Effective Date solely pursuant to the documentation attached hereto as Exhibit B, (ii) retaining the Specified Net Cash Proceeds for working capital and for other general corporate purposes that are not prohibited by the Loan Agreement, (iii) adding the full amount of the Specified Net Cash Proceeds to EBITDA, as necessary, for the purpose of determining compliance with Section 7.1 and Section 7.6, as the case may be, of the Loan Agreement for the Specified Covenant Periods, and (iv) solely to the extent required by preemptive rights provisions of Section 14 of the Amended and Restated Certificate of Designation of Series H Convertible Preferred Stock (as in effect on the date hereof), the Amended and Restated Certificate of Designation of Series I Convertible Preferred Stock (as in effect on the date hereof), and the Amended Series J Certificate of Designation (as in effect on the date hereof) (collectively, the “Certificates of Designation”), the future issuance of Series J Securities to certain Exercising Holders (as defined in the applicable Certificates of Designation (as in effect on the date hereof)). Notwithstanding anything herein or in the Loan Documents or the Intercreditor Agreement to the contrary, Agent and Lenders agree and acknowledge that the Specified Net Cash Proceeds shall be first applied to the obligations arising under the Revolving Loan Agreement (but not in permanent reduction of the maximum revolving amount under the Revolving Loan Documents). For the avoidance of doubt and notwithstanding anything to the contrary herein or in the other Loan Documents, without limiting the effect of this consent, the Specified Equity Issuance shall be and continue to be deemed Disqualified Equity Interests for all purposes under the Loan Documents after giving effect to this Amendment and the consent set forth in this Section 2. The Revolving Agent shall be entitled to rely on the consent provided herein and the foregoing agreement and acknowledgment by Agent and the Lenders. The foregoing is a limited consent, and shall not, except as otherwise expressly provided in this Agreement, constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document or (b) a waiver, release, or limitation upon the exercise by Agent or any Lender of any of its rights, legal or equitable, thereunder.

3.     Amendments to Loan Agreement. Upon satisfaction of the conditions to effectiveness set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

(a)     Schedule 1.1 of the Loan Agreement is hereby amended by deleting clause (l) of the definition of “EBITDA” and replacing it with the following:

“plus (l) (i) the amount of the Fourth Amendment Equity Contribution, plus (ii) the amount of cash equity contributions, other than the Fourth Amendment Equity Contribution, the Sixth Amendment Equity Contribution and the Seventh Amendment Equity Contribution, permitted hereunder in an amount not to exceed an aggregate of (A) $2,500,000 that is contributed to the Borrower from the Sponsor from and including the Fourth Amendment Effective Date to and including March 30, 2017, plus (B) an additional $2,500,000 that is contributed to the Borrower from the Sponsor from and including the Fifth Amendment Effective Date to and including March 30, 2017, plus (iii) solely with respect to any calculation of EBITDA for periods ending on or prior to December 31, 2017, the amount of the Sixth Amendment Equity Contribution and the Seventh Amendment Equity Contribution, in each case, solely for purposes of determining compliance with Section 7.1 and Section 7.6 during the relevant fiscal quarters; provided that, for the avoidance of doubt, no calculation of EBITDA for any applicable period ending after December 31, 2017 shall include this clause (iii) in the calculation of EBITDA for such period (including any calculation of EBITDA for any period ending after December 31, 2017 but includes periods in such calculation that are ending on or prior to December 31, 2017).”

(b)     Schedule 1.1 of the Loan Agreement is further amended by adding the following definitions in the correct alphabetical order as follows:

““Seventh Amendment” means that certain Seventh Amendment and Limited Consent to Loan Agreement, dated as of the Seventh Amendment Effective date, by and among the Borrower, Agent and the Lenders party thereto.”

““Seventh Amendment Effective Date” means February 3, 2017.”

““Seventh Amendment Equity Contribution” means the cash equity contribution related to the issuance of Series J Convertible Preferred Stock on the Seventh Amendment Effective Date in an amount not to exceed $7,000,000, made by Sponsor and immediately contributed to the capital of the Borrower on or prior to the Seventh Amendment Effective Date.

(c)     Section 9.3 of the Loan Agreement is hereby amended by deleting clause (e) thereof and replacing it with the following:

“(e)     For the avoidance of doubt and notwithstanding anything to the contrary herein or in any other Loan Document, no Curative Contribution may include any proceeds of any Sixth Amendment Equity Contribution or Seventh Amendment Equity Contribution and no equity cure under this Section 9.3 may include or be deemed to use any proceeds of the Specified Equity Contribution.”

4.    Disclosure Updates. Pursuant to Section 5.10 of the Loan Agreement, each of Schedule 4.1(b), Schedule 4.1(d), and Schedule 4.26 to the Loan Agreement, are hereby amended and replaced by the applicable Schedules attached hereto as Exhibit A (collectively, the “Specified Disclosure Updates”).

5.     Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a)     the execution and delivery of this Amendment by the Borrower, Agent, and each of the Lenders;

(b)     after giving effect to this Amendment, the representations and warranties set forth herein shall be true and correct and no Default or Event of Default shall exist and be continuing;

(c)     Borrower shall have delivered to the Agent evidence satisfactory to it in its sole discretion that the Specified Equity Issuance will be consummated contemporaneously with this Amendment;

(d)     Borrower shall have delivered to the Agent true, correct and complete executed copies of all material documentation related to the Specified Equity Issuance, which is attached hereto as Exhibit B;

(e)     (x) Borrower shall have entered into a consent agreement with the Revolving Agent in form and substance reasonably satisfactory to the Agent in its discretion, a true correct and complete copy of which shall be provided to the Agent promptly upon execution thereof; and

(f)     Borrower shall have paid all fees, costs and expenses of the Agent and Lenders in connection with this Amendment, including, without limitation, reasonable fees, costs and expenses of the Agent’s and Lenders’ counsel.

6.     [Reserved].

7.     Representations and Warranties. The Borrower hereby represents and warrants to the Agent and each Lender as follows:

(a)     Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)     Borrower has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c)     the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority);

(d)     this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms;

(e)     immediately before and after giving effect to this Amendment, no Default or Event of Default exists or shall exist immediately following the consummation of the changes contemplated hereby;

(f)     all representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty is true and correct as of such date; and

(g)     by its signature below, Borrower agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in as of the date when made or deemed made.

8.     Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment or modification of any provisions of the Loan Agreement or any other Loan Document or any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Loan Agreement, any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Lenders whether under the Loan Agreement, the other Loan Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. All references to the Loan Agreement shall be deemed to mean the Loan Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement or the other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Loan Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the “Loan Agreement” shall mean and be a reference to the Loan Agreement as amended and modified by this Amendment. This Amendment reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

9.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

10.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

11.     Further Assurance. Borrower hereby agrees from time to time, as and when requested by the Agent or any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Loan Agreement, and the Loan Documents.

12.     GOVERNING LAW, JURY TRIAL WAIVER, ETC. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

13.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

14.     Reaffirmation. Borrower as debtor, grantor, pledgor, or in any other similar capacity hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party. Borrower hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

15.     Acknowledgment of Obligations. The Borrower hereby acknowledges, confirms and agrees that as of the close of business on February 3, 2017, the Borrower is indebted to the Lenders in respect of the Term Loans in the principal amount of $32,384,380.07, with accrued and outstanding cash interest in the amount of $19,784.46 and accrued and outstanding Closing Date PIK Interest in the amount of $3,597.86. The Borrower hereby acknowledges, confirms and agrees that all such Term Loans, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by the Borrower to the Agent and Lenders, are unconditionally owing by the Borrower to the Agent and Lenders, as applicable, without offset, defense or counterclaim of any kind, nature or description whatsoever.

16.     Acknowledgment of Rights; Release of Claims. Borrower AND EACH OTHER LOAN PARTY hereby acknowledges that: (a) BORROWER AND NONE OF THE OTHER LOAN PARTIES has no defenses, claims or set-offs to the enforcement by any Lender or the Agent of Borrower’s OR SUCH APPLICABLE LOAN PARTY’S liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and the Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, each Lender and the Agent do not waive, diminish or limit any term or condition contained in the Loan Agreement or any of the other Loan Documents. Borrower AND EACH OTHER LOAN PARTY hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, WHETHER KNOWN OR UNKOWN, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, Borrower AND EACH OTHER LOAN PARTY waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (a) the right of Agent and each Lender to exercise its rights and remedies described in this Amendment; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

17.     Proxy and Attorney-In-Fact. Borrower and the other Loan Parties ratify and reaffirm the validity and enforceability of the appointment of the Agent as proxy and attorney-in-fact under each applicable Loan Document and reappoints the Agent as proxy and attorney-in-fact, which appointment is irrevocable and coupled with an interest, for the purpose of carrying out the provisions of the Guaranty and Security Agreement and the other Loan Documents, as applicable.

18.     Tax Treatment. The Loan Parties do not believe that the amendments made pursuant to this Amendment shall be treated as a “significant modification” of the Term Loans under Treasury Regulation 1.1001-3.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation

By:	/s/ Ed Bednarcik
Ed Bednarcik, Chief Executive Officer

AGENT:

MEDLEY CAPITAL CORPORATION, a Delaware corporation

By:	MCC Advisors LLC, a Delaware limited liability company its investment manager

By:	/s/ Richard T. Allorto
Name: Richard T. Allorto Title: Chief Financial Officer

LENDERS:

MEDLEY CAPITAL CORPORATION, a Delaware corporation

By:	MCC Advisors LLC, a Delaware limited liability company its investment manager

By:	/s/ Richard T. Allorto
Name: Richard T. Allorto Title: Chief Financial Officer

MEDLEY OPPORTUNITY FUND II LP, a Delaware limited partnership

By:	MOF II Management LLC, a Delaware limited liability company its investment manager

By:	/s/ Richard T. Allorto
Name: Richard T. Allorto Title: Chief Financial Officer